As filed with the Securities and Exchange Commission on January 19, 2000

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004
                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   AVNET, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            New York                                11-1890605
  ----------------------------                   ---------------
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)               Identification No.)

                                                  David R. Birk, Esq.
                                       Senior Vice President and General Counsel
     2211 South 47th Street                           Avnet, Inc.
     Phoenix, Arizona 85034                     2211 South 47th Street
      (480) 643-2000                            Phoenix, Arizona 85034
   ----------------------------                   (480) 643-2000
  (Address, including zip code,          --------------------------------------
 and telephone number, including        (Name, address, including zip code, and
   area code, of registrant's               telephone number, including area
  principal executive offices)                 code, of agent for service)


                                   COPIES TO:

 Stephen V. Burger, Esq.            Bruno Fine           John Evangelakos, Esq.
Carter, Ledyard & Milburn      SEI Investments B.V.        Sullivan & Cromwell
      2 Wall Street              c/o Sonepar S.A.           125 Broad Street
New York, New York  10005        37, Rue de Liege       New York, New York 10004
     (212) 732-3200             75008 Paris FRANCE           (212) 558-4000
                               011-331-53-42-33-03

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================
             Title of each                                           Proposed                 Proposed
               class of                                               maximum                  maximum              Amount of
             securities to               Amount to be             offering price              aggregate           registration
             be registered                   registered               per unit              offering price             fee
------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00
  per share ...........................  1,171,270 shs.            $55.96875(1)            $65,554,517(1)        $17,306.40
==============================================================================================================================



(1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and the low prices ($56.1875 and $55.75) of a share of common stock as reported for New York Stock Exchange composite transactions on January 13, 2000.

                                   ----------

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                  Subject to completion, dated January 19, 2000

PROSPECTUS
                                   Avnet, Inc.

                        1,171,270 Shares of Common Stock,
                            Par Value $1.00 per Share

     This prospectus relates to offers and sales from time to time by SEI Investments B.V. of up to 1,171,270 shares of the common stock of Avnet, Inc. Avnet issued these shares to SEI Investments on January 3, 2000, as consideration for SEI Investments' sale to Avnet of an 84% interest in Eurotronics B.V. Avnet will receive no part of the proceeds from the sale of these shares by SEI Investments.

     The Avnet common stock is listed on the New York Stock Exchange and the Pacific Exchange (symbol: AVT). On January __, 2000, the closing price of a share of the common stock as reported for New York Stock Exchange composite transactions was $____.

     SEI Investments has informed Avnet that it may sell the shares from time to time in ordinary brokers' transactions at then current market prices or in other transactions at negotiated prices. SEI Investments may effect these transactions through or with brokers or dealers who may receive compensation in the form of commissions or discounts.

     The principal executive offices of Avnet are located at 2211 South 47th Street, Phoenix, Arizona 85034 (telephone (480) 643-2000).

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock being offered by this Prospectus, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                The date of this Prospectus is __________, 2000.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Forward-Looking Statements..................................................  2
Selling Shareholder ........................................................  3
Plan of Distribution .......................................................  4
Legal Matters...............................................................  6
Experts.....................................................................  6
Where You Can Find More Information ........................................  6


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference forward-looking statements with respect to Avnet's financial condition, results of operations and business. You can find many of these statements by looking for words like "believes," "expects," "anticipates," "estimates" or similar expressions.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include the following:

     o    Competitive  pressures among distributors of electronic components and
          computer   products  may  increase   significantly   through  industry
          consolidation, entry of new competitors or otherwise.

     o General economic or business conditions, domestic and foreign, may be less favorable than expected, resulting in lower sales than we expected.

     o Costs or difficulties related to the integration into Avnet of newly-acquired businesses, or businesses we expect to acquire, may be greater than we expected.

     o Avnet may lose customers or suppliers as a result of the integration into Avnet of newly-acquired businesses.

     o Legislative or regulatory changes may adversely affect the businesses in which Avnet is engaged.

     o    Adverse changes may occur in the securities markets.

     o Changes in interest rates and currency fluctuations may reduce Avnet's profit margins.

     o Avnet may be adversely affected by the allocation of products by suppliers.

     Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by them. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus.

     We do not undertake any obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                               SELLING SHAREHOLDER

     As of the date of this prospectus, SEI Investments B.V., a Dutch company, owns all of the 1,171,270 shares of Avnet common stock being offered by this prospectus (the "Shares"), which represent approximately 2.67% of the shares of Avnet common stock currently outstanding. SEI Investments is a subsidiary of Sonepar Electronique International, a French limited liability company. SEI Investments is offering all of the Shares for its own account, and does not own any shares of Avnet common stock apart from the Shares. Because SEI Investments may offer some or all of the Shares in an offering which is not underwritten on a firm commitment basis, we cannot estimate the number of Shares that SEI Investments will hold after it completes the sale of the Shares.

     Except as described in the following paragraphs, neither SEI Investments B.V. nor any of its affiliates has had any position, office or other material relationship with Avnet or any of its affiliates during the past three years.

     On January 3, 2000, Avnet issued the 1,171,270 Shares to SEI Investments B.V. in exchange for SEI Investments' 84% interest in Eurotronics B.V., a European electronics components distributor. Avnet had acquired the remaining 16% interest in Eurotronics from Marshall Industries on October 18, 1999. From that date until Avnet acquired 100% of Eurotronics on January 3, 2000, Avnet in effect succeeded to the rights of Marshall Industries under a Shareholders Agreement dated September 15, 1997, among Sonepar Electronique International, SEI Investments, Marshall Industries and a Marshall Industries subsidiary. These rights included (a) the right to appoint and dismiss two members of Eurotronics' Board of Supervisory Directors, and (b) a requirement that certain significant Eurotronics corporate transactions be approved by unanimous vote of the Eurotronics Board of Supervisory Directors. For further information, we refer you to the Shareholders Agreement, which is an exhibit to the registration statement on Form S-3 of which this prospectus is a part. See "Where You Can Find More Information."

     During the past three years, Jean Fribourg has been the managing director of Eurotronics B.V. and some of its subsidiaries, and is continuing as such since Avnet acquired a 100% interest of Eurotronics on January 3, 2000.

                              PLAN OF DISTRIBUTION

     Avnet is registering the Shares on behalf of SEI Investments, as selling shareholder, and also on behalf of any donees, pledgees, transferees and other successors-in-interest that may receive Shares from SEI Investments after the date of this prospectus as a gift, pledge, partnership distribution or other non-sale related transfer. Avnet is bearing all costs, expenses and fees in connection with the registration of the Shares, and SEI Investments will pay any brokerage commissions and similar selling expenses attributable to the sale of Shares. Avnet will receive no part of the proceeds from the sale of the Shares by SEI Investments.

     SEI Investments has informed Avnet that it proposes to effect sales of Shares from time to time

     o    in one or more types of transactions on the New York Stock Exchange or
          the  Pacific   Exchange,   including  block   transactions,   exchange
          distributions and special offerings,

     o    in the over-the-counter market,

     o in negotiated transactions, including an underwritten offering or underwritten offerings,

     o    through put or call options transactions relating to the Shares,

     o    through short sales of Shares, or

     o    a combination of these methods of sale,

at market prices prevailing at the time of sale, or at negotiated prices. These sales may or may not involve brokers or dealers. SEI Investments has advised Avnet that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the Shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of Shares by SEI Investments.

     SEI Investments may sell Shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. Any of these broker-dealers may receive compensation in the form of discounts, concessions, or commissions from SEI Investments and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they may sell as principal, or both. Compensation as to a particular broker-dealer may exceed customary commissions.

     SEI Investments and any broker-dealers that act in connection with the sale of Shares might be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any compensation these broker-dealers receive, and any profit they realize from the resale of the Shares while acting as principals, might be considered as underwriting discounts or commissions. Avnet has agreed to indemnify each person who participates as an underwriter in the offering or sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

     Because  SEI  Investments  may be an  "underwriter"  within the  meaning of
Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act for offers and sales of the Shares, including delivery through the facilities of the New York Stock Exchange or the Pacific Exchange as provided in Rule 153 under the Securities Act. Avnet has informed SEI Investments that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to sales in the market by SEI Investments.

     SEI Investments also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 under the Securities Act, if it meets the criteria and satisfies the requirements of Rule 144.

     If SEI Investments notifies Avnet that SEI Investments has entered into any material arrangement with a broker-dealer for the sale of Shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, Avnet will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing

     o    the name of the participating broker-dealer(s),

     o    the number of Shares involved,

     o    the price at which such Shares were sold,

     o the commission paid or discounts or concessions allowed to the broker-dealer(s), where applicable,

     o whether the broker-dealer(s) conducted any investigation to verify the information in or incorporated by reference in this prospectus, and

     o    other material facts of the transaction.

Also, if SEI Investments notifies Avnet that a donee, pledgee, transferee or other successor-in-interest of the Shares intends to sell more than 500 Shares, Avnet will file an appropriate supplement to this prospectus.


                                  LEGAL MATTERS

     David R. Birk, Senior Vice President, Secretary and General Counsel of Avnet, is passing upon the legality of the Shares. Mr. Birk beneficially owns 43,284 shares of Avnet common stock, which includes 40,625 shares issuable upon exercise of employee stock options.


                                     EXPERTS

     The consolidated financial statements and schedule of Avnet as of July 2, 1999 and June 27, 1998, and for each of the three years in the period ended July 2, 1999, respectively, incorporated by reference in this prospectus from Avnet's Annual Report on Form 10-K for the fiscal year ended July 2, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of that firm as experts in giving such reports.

     The consolidated financial statements of Marshall Industries as of May 31, 1999 and 1998, and for each of the three years in the period ended May 31, 1999, respectively, incorporated by reference in this prospectus from Avnet's Current Report on Form 8-K bearing cover date of October 20, 1999, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of that firm as experts in giving such reports.


                       WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is a part of a registration statement on Form S-3 which Avnet filed with the SEC under the Securities Act of 1933. We refer you to this registration statement for further information concerning Avnet and the offering of the Shares by this prospectus.

     Avnet files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (Commission File Number 1-4224). These filings contain important information which does not appear in this prospectus. For further information about Avnet, you may obtain these filings over the internet at the SEC's web site at http://www.sec.gov. You may also read and copy these filings at the

SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330, and may obtain copies of Avnet's filings from the public reference room by calling (202) 942-8090.

     The SEC allows Avnet to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to other documents which Avnet has filed or will file with the SEC. We are incorporating by reference in this prospectus the following documents:

o    Avnet's' Annual Report on Form 10-K for the fiscal year ended July 2, 1999;

o Avnet's Quarterly Report on Form 10-Q for the quarterly period ended October 1, 1999;

o Avnet's' Current Reports on Form 8-K bearing cover dates of September 28, 1999, October 20, 1999 and December 22, 1999; and

o The description of Avnet's common stock which appears in Avnet's Registration Statement for the registration of the common stock under
     Section 12(b) of the Securities Exchange Act of 1934, including any amendment or report filed to update this description.

     All documents which Avnet files with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and before the termination of this offering of Shares will be deemed to be incorporated by reference in this prospectus and to be a part of it from the filing dates of such documents. Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

     We shall provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to the Corporate Secretary, Avnet, Inc., 2211 South 47th Street, Phoenix, Arizona (Telephone 480-643-2000).

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The expenses in connection with the registration of the securities being offered hereby are estimated to be:


Securities and Exchange Commission
    registration fee........................................   $17,306.00
Legal fees and expenses.....................................    20,000.00
Accountants' fees and expenses..............................     4,000.00
Miscellaneous...............................................     3,694.00
                                                               ----------
         Total..............................................   $45,000.00


Item 15. Indemnification of Directors and Officers.

     Section 54 of the registrant's By-laws provides as follows:

                                "Indemnification"

          "A. The Corporation shall indemnify, and advance the expenses of, any director, officer or employee to the full extent permitted by the New York Business Corporation Law as the same now exists or may hereafter be amended.

          "B. The indemnification and advancement of expenses granted pursuant to this Section 54 shall not be exclusive or limiting of any other rights to which any person seeking indemnification or advancement of expenses may be entitled when authorized by (i) a resolution or shareholders, (ii) a resolution of directors or (iii) an agreement providing for such indemnification; provided that no indemnification may be made to or on behalf of any such person if a judgment or other final adjudication adverse to such person establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

          "C. No amendment, modification or rescission of these By-laws shall be effective to limit any person's right to indemnification with respect to any alleged cause of action that accrues or other incident or matter that occurs prior to the date on which such modification, amendment or rescission is adopted."

     Section 721 of the New York Business Corporation Law (the "B.C.L.") provides that no indemnification may be made to or on behalf of any director or officer of the Registrant if "a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled." Section 54 of the Registrant's By-laws includes the foregoing statutory language.

     The rights granted under Section 54 of the By-laws are in addition to, and are not exclusive of, any other rights to indemnification and expenses to which any director or officer may otherwise be entitled. Under the B.C.L., a New York corporation may indemnify any director or officer who is made or threatened to be made a party to an action by or in the right of such corporation against "amounts paid in settlement and reasonable expenses, including attorneys' fees," actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that a court determines that the director or officer is fairly and reasonably entitled to indemnity (B.C.L. Section 722(c)). A corporation may also indemnify directors and officers who are parties to other actions or proceedings (including actions or proceedings by or in the right of any other corporation or other enterprise which the director or officer served at the request of the corporation) against "judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees," actually or necessarily incurred as a result of such actions or proceedings, or any appeal therein, provided the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation (or in the case of service to another corporation or other enterprise at the request of such corporation, not opposed to the best interests of such corporation) and, in criminal cases, that he also had no reasonable cause to believe that his conduct was unlawful (B.C.L. Section 722(a)). Any indemnification under Section 722 may be made only if authorized in the specific case by disinterested directors, or by the board of directors upon the opinion in writing of independent legal counsel that indemnification is proper, or by the shareholders (B.C.L. Section 723(b)), but even without such authorization, a court may order indemnification in certain circumstances (B.C.L. Section 724). Further, any director or officer who is "successful, on the merits or otherwise," in the defense of an action or proceeding is entitled to indemnification as a matter of right (B.C.L. Section 723(a)).

     A New York corporation may generally purchase insurance, consistent with the limitations of New York insurance law and regulatory supervision, to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of the B.C.L., so long as no final adjudication has established that the directors' or officers' acts of active and deliberate dishonesty were material to the cause of action so adjudicated or that the directors or officers personally gained in fact a financial profit or other advantage (B.C.L. Section 726).

     The registrant's directors and officers are currently covered as insureds under directors' and officers' liability insurance. Such insurance, subject to annual renewal and certain rights of the insurer to terminate, provides an aggregate maximum of $50,000,000 of coverage for directors and officers of the Registrant and its subsidiaries against claims made during the policy period relating to certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").


Item 16. Exhibits.

Exhibit
  No.
  ---

   1 Registration Rights Agreement dated as of January 3, 2000 between SEI Investments B.V. and Avnet, Inc.

   5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder.

  23(a)  Consent of Arthur Andersen LLP.

  23(b)  Consent of David R. Birk, Esq. (included in Exhibit 5).

  24     Powers of Attorney.

  99 Shareholders Agreement dated September 15, 1997, among Sonepar Electronique International, SEI Investments B.V., Marshall Industries and Marshall Industries Investments B.V., filed as
         Exhibit 10.3 to Marshall Industries' Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1997, and incorporated herein by reference (Commission File No. 1-5441).

Item 17.  Undertakings.

     (1) The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. (Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume represents no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.); and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement;

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that:

          (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

          (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on January 19, 2000.

                                            AVNET, INC.



                                            By:  /s/Raymond Sadowski
                                                 -------------------------
                                                 Raymond Sadowski
                                                 Senior Vice President and
                                                   Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on January 19, 2000, by the following persons in the capacities indicated:

    Signature                                    Title
    ---------                                    -----



/s/Roy Vallee                                    Chairman of the Board, Chief
--------------------                             Executive Officer and Director
Roy Vallee



    *
--------------------                             Director
Eleanor Baum



    *                                            Director
--------------------
J. Veronica Biggins



    *                                            Director
--------------------
Joseph F. Caligiuri

    Signature                                    Title
    ---------                                    -----



    *                                            Director
--------------------
Lawrence W. Clarkson



    *                                            Director
--------------------
Ehud Houminer



    *                                            Director
--------------------
James A. Lawrence



    *                                            Director
--------------------
Salvatore J. Nuzzo



    *                                            Director
--------------------
Frederic Salerno



    *
--------------------                             Director
Frederick S. Wood



/s/Raymond Sadowski
--------------------                             Senior Vice President and
Raymond Sadowski                                 Chief Financial Officer



/s/John F. Cole
--------------------                             Controller and
John F. Cole                                     Chief Accounting Officer

----------------------

* By:/s/Raymond Sadowski
     -------------------
       Raymond Sadowski
        Attorney-in-Fact

                                  EXHIBIT INDEX



  Exhibit
    No.
    ---

     1 Registration Rights Agreement dated as of January 3, 2000, between SEI Investments B.V. and Avnet, Inc.

     5 Opinion of David R. Birk, Esq. with respect to the legality of the securities being registered hereunder

    23(a)               Consent of Arthur Andersen LLP

    23(b)               Consent of David R. Birk, Esq. (included in Exhibit 5)

    24                  Powers of Attorney

    99                  Shareholders Agreement dated September 15, 1997,
                        among Sonepar Electronique International, SEI Investments B.V., Marshall Industries and Marshall Industries Investments B.V., filed as Exhibit 10.3 to Marshall Industries' Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1997, and incorporated herein by reference (Commission File No. 1-5441).